Exhibit 10.7

SEITEL, INC. 1993 INCENTIVE STOCK OPTION PLAN

Amendment to Increase Number of Shares Available for Granting Options

The first sentence of Section V is hereby amended to read as follows:

Subject to adjustment as provided in Section VIII hereof, a total of Two Million (2,000,000) shares of Common Stock of the Company (the "Shares") shall be subject to the Plan.